UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 9, 2009 (February 3, 2009)

Whitestone REIT

(Exact name of registrant as specified in its charter)

Maryland	000-50256	76-0594970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2600 South Gessner, Suite 500, Houston, Texas  77063

(Address of principal executive offices)   (Zip Code)

(713) 827-9595

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On February 3, 2009, Whitestone REIT, a Maryland real estate investment trust (the “Company”), operating through its subsidiary, Whitestone Centers LLC (the “Borrower”), executed four Promissory Notes (the “Sun Life Promissory Notes”) totaling $9,941,000 payable to Sun Life Assurance Company of Canada (the “Lender”) with an applicable interest rate of 6.63% per annum. Monthly payments totaling $74,882.11 are due beginning April 1, 2009 and are due on the first day of each calendar month thereafter through the maturity date of March 1, 2014.

The Sun Life Promissory Notes are non-recourse loans secured by certain of the Borrower’s properties and a limited guarantee by the Company.

In conjunction with each Sun Life Promissory Note, a Deed of Trust and Security Agreement (the “Sun Life Security Instrument”) and an Assignment of Leases and Rents were executed by the Borrower which contain customary terms and conditions, including representations, warranties and covenants by the Borrower that include, without limitation, warranty of title, insurance requirements and maintenance, use and management of the properties.

The four Sun Life Promissory Notes contain events of default that include, among other things, non-payment and default under the Sun Life Security Instrument.  Upon occurrence of an event of default, the Lender is entitled to accelerate all obligations of the Borrower.  The Lender will also be entitled to receive the entire unpaid principal balance and unpaid interest at a default rate.

As a condition of the loans evidenced by the Sun Life Promissory Notes, the properties have been registered with the Texas Commission on Environmental Quality and have been accepted into the Texas Dry Cleaning Facility Relief Fund. The Borrower is required to maintain this registration on each property until a no action letter has been received for such property by the Texas Commission on Environmental Quality.

The proceeds from the Sun Life Promissory Notes will be used to increase the Company’s working capital.

The foregoing description of the Sun Life Promissory Notes is qualified in its entirety by the full terms and conditions of the Sun Life Promissory Notes, copies of which are furnished herewith as Exhibits 10.1, 10.2, 10.3, and 10.4 to the Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03               Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 above is incorporated in this Item 2.03 by reference.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits.

10.1           Promissory Note dated February 3, 2009 between Whitestone CentersLLC and Sun Life Assurance Company of Canada
10.2           Promissory Note dated February 3, 2009 between Whitestone CentersLLC and Sun Life Assurance Company of Canada
10.3           Promissory Note dated February 3, 2009 between Whitestone CentersLLC and Sun Life Assurance Company of Canada
10.4           Promissory Note dated February 3, 2009 between Whitestone CentersLLC and Sun Life Assurance Company of Canada

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: February 9, 2009	WHITESTONE REIT

	By:	/s/ David K. Holeman
David K. Holeman
Chief Financial Officer